UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

www.carlisle.com

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254

(Address of principal executive office, including zip code)

480-781-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 20, 2025, Carlisle Companies Incorporated (the “Company”) completed a public offering of $500 million aggregate principal amount of its 5.250% notes due 2035 (the “2035 Notes”) and $500 million aggregate principal amount of its 5.550% notes due 2040 (the “2040 Notes” and, together with the 2035 Notes, the “Notes”).

The Notes are governed by the Indenture, dated January 15, 1997 (as heretofore supplemented and amended, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to State Street Bank and Trust Company, as successor to Fleet National Bank), as trustee.

Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing March 15, 2026, to holders of record on the preceding February 28 or August 31, as the case may be. The 2035 Notes will mature on September 15, 2035 and the 2040 Notes will mature on September 15, 2040. The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

The Notes contain customary negative restrictions for notes of this type, such as limitations on the Company’s ability to incur secured debt or enter into sale and leaseback transactions.

At any time prior to June 15, 2035, in the case of the 2035 Notes, and June 15, 2040, in the case of the 2040 Notes (three months prior to maturity of the 2035 Notes and the 2040 Notes, respectively), the Company may redeem the Notes at the make whole price set forth in the Indenture, plus accrued and unpaid interest to the redemption date.

At any time on or after June 15, 2035, in the case of the 2035 Notes, and June 15, 2040, in the case of the 2040 Notes (three months prior to maturity of the 2035 Notes and the 2040 Notes, respectively), the Company may redeem the Notes at par, plus accrued and unpaid interest through the redemption date.

The offering of the Notes was made pursuant to a Prospectus Supplement, dated August 13, 2025 and filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2025, and the Base Prospectus, dated March 15, 2024, filed as part of the automatic shelf registration statement (File No. 333- 277985) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on March 15, 2024.

The foregoing description of the terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements. The form of 2035 Notes and the form of 2040 Notes are attached hereto as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On August 13, 2025, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) and related Pricing Agreement (the “Pricing Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Truist Securities, Inc., as representatives of the underwriters named therein (the “Underwriters”), with respect to the Notes. The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and the Underwriters.

The foregoing description of the Underwriting Agreement and the Pricing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements. The Underwriting Agreement and related Pricing Agreement are attached hereto as Exhibit 1.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

1.1	Underwriting Agreement (including the Pricing Agreement as Annex I thereto), dated August 13, 2025.

4.1	Indenture, dated as of January 15, 1997, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to State Street Bank and Trust Company, as successor to Fleet National Bank), a national banking association in its capacity as existing trustee under the Indenture (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 filed November 8, 2017 (Registration No. 333-221410)).

4.2	Form of 5.250% Notes due 2035.

4.3	Form of 5.550% Notes due 2040.

5.1	Opinion of McGuireWoods LLP.

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1 hereto).

104	Cover page interactive data file (formatted in inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

	By:	/s/ Kevin P. Zdimal
	Name:	Kevin P. Zdimal
	Title:	Vice President and Chief Financial Officer

Date: August 20, 2025